EXHIBIT 10.9

                  AMENDMENT NO. 1 TO STOCK SUBSCRIPTION WARRANT

     This Amendment No. 1 to Stock Subscription Warrant is entered into this 14th day of January, 1997 between Mothers Work, Inc. (the "Company") and Penn Janney Fund ("Holder") and amends a certain Stock Subscription Warrant, No. Penn
Janney: 1992-1 to subscribe to 7,465 shares of the Company's Common Stock for a price of $2.72 per share (the "Original Warrant").

     Intending to be legally bound, the parties agree as follows:

     1. Amendment to Original Warrant. Section 1 of the Original Warrant is hereby amended in its entirety to read as follows:

          1. Exercise; Payment. The rights represented by this Warrant may be exercised by Holder, in whole or in part (but not as to a fractional share of Class A Stock), by the surrender of this Warrant at the principal office of Company properly endorsed and accompanied by payment to Company of the purchase price (the "Warrant Purchase Price") for that number of shares of Class A Stock sought to be purchased (the "Exercised Shares"), in the manner provided below. Company agrees that (a) shares purchased upon exercise of this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as provided herein, and (b) certificates for the shares of stocks so purchased shall be delivered to Holder as promptly as reasonably practicable following any exercise of this Warrant, and unless this Warrant shall have been exercised in full, or shall have expired, a new Warrant representing the number of shares with respect to which this Warrant shall not yet have been exercised, shall also be delivered to Holder.

          Holder may pay the Warrant Purchase Price for any Exercised Shares in one or a combination of the following methods:

          (a) By delivering cash, check, money order or wire transfer of funds to the Company in the amount of the Warrant Purchase Price of the Exercised Shares; or

          (b) By surrendering to the Company shares of Class A Stock having a Fair Market Value (as measured on the date of exercise of the Exercised Shares) equal to the Warrant Purchase Price of the Exercised Shares; or

          (c) By instructing the Company to reduce the number of Warrant Shares eligible to be purchased pursuant to this Warrant by that number (rounded up, if a fractional number, to the nearest whole number) of shares (herein referred to as the "Canceled Warrant Shares") having a Net Value (as defined below) equal to the Warrant Purchase Price of the Exercised Shares. For purposes hereof, the term "Net Value" shall mean the excess of the Fair Market Value (as measured on the date of exercise of the Exercised Shares) over the Warrant Purchase Price. In the event the Net Value of the Canceled Warrant Shares exceeds the Warrant Purchase Price of the Exercised Shares by reason of the Net Value of a fractional share, the Company shall pay the Holder such excess amount in cash. For purposes of this Warrant, the term "Fair Market Value" shall mean the closing price of the Company's Common Stock on the date of exercise as reported by NASDAQ.

     2. Remaining Provisions. The remaining provisions of the Original Warrant shall continue in full force and effect.


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     IN WITNESS WHEREOF, the parties hereto cause this Amendment No. 1 to Stock
Subscription Warrant to be signed by their duly authorized officers the date first above written.


                                            MOTHERS WORK, INC.


                                            By: /s/ Thomas Frank
                                                -------------------------------
                                                Thomas Frank



                                            PENN JANNEY FUND, INC.


                                            By: /s/ Richard M. Fox
                                                -------------------------------
                                                Richard M. Fox


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